                                                                EXHIBIT 4(a)(iv)


                      AMENDMENT NO. 1 TO SECURITY AGREEMENT

         This Amendment No. 1, dated as of April 27, 2001, is by and among ONEIDA LTD., a New York corporation (the "Borrower"), THC SYSTEMS, INC., a New York corporation and a wholly owned subsidiary of the Borrower ("THC"), the other subsidiaries of the Borrower which are signatories hereto (THC and each such Subsidiary individually a "Guarantor" and collectively the Guarantors"; the Guarantors and the Borrower are referred to collectively herein as the "Grantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as Collateral Agent (in such capacity, the "Collateral Agent") for the Secured Parties. All capitalized terms used herein not otherwise defined shall have the respective meanings given to them in the Security Agreement referred to below.

                                 R E C I T A L S

         A. The Grantors and the Collateral Agent are parties to a Security Agreement dated as of April 27, 2001 pursuant to which the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral described therein to secure the Obligations.

         B. The Grantors and the Collateral Agent also are parties to a Pledge Agreement dated as of April 27, 2001 pursuant to which the Grantors pledged to the Collateral Agent, for the ratable benefit of the Secured Parties, the Collateral described therein in order to secure the Obligations.

         C. In connection with the execution of the Security Agreement and Pledge Agreement, the Grantors were required to deliver to the Collateral Agent certain waivers, notices, opinions of counsel and other ancillary documents. Certain of such ancillary documents were not delivered to the Collateral Agent at the time of the execution and delivery of the Security Agreement and Pledge Agreement.

         D. The parties are entering into this Amendment for the purpose of setting forth the Grantors' obligations to deliver, or arrange for the delivery of, certain ancillary documents following the date hereof.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

         1. The Grantors hereby agree that their failure to comply with the following obligations shall constitute an Event of Default under the Security Agreement, Pledge Agreement and other Transaction Documents (in addition to each other Even of Default enumerated therein):

              (a) Grantors shall deliver to the Collateral Agent by May 7, 2001 opinions of counsel, in substantially the form of Exhibit E to the Security Agreement (with such changes therein as the Collateral Agent or its counsel may agree), in the jurisdictions listed on Schedule 1 attached hereto.

              (b) Grantors shall deliver to the Collateral Agent on or before June 15, 2001 terminations of the Uniform Commercial Code financing statements described on Schedule 2 annexed hereto.

              (c) On or before May 31, 2001, Borrower shall either (a) arrange for Blocked Account Agreements, in substantially the form of Exhibit A attached hereto (with such changes therein as the Collateral Agent or its counsel may agree), to be executed and delivered to the Collateral Agent by United Missouri Bank and Northside Community Bank with respect to the deposit accounts maintained by Borrower with such institutions, or (b) Borrower shall close all deposit accounts at United Missouri Bank and Northside Community Bank or transfer the accounts to a Lender or to another financial institution that executes a Blocked Account Agreement.

              (d) Grantors shall use reasonable commercial efforts (which for these purposes shall not be deemed to require the payment of any additional rent or the termination of any lease) to deliver to the Collateral

Agent on or before May 31, 2001 a waiver, in substantially the form of Exhibit B (with such changes therein as the Collateral Agent or its counsel may agree), from the landlords listed on Schedule 3.

              (e) Grantors shall use reasonable commercial efforts (which for these purposes shall not be deemed to require the payment of any additional warehouse fees or the termination of any warehouse arrangement) to deliver to the Collateral Agent on or before May 31, 2001 a Notice and Acknowledgement, substantially in the form of Exhibit C (with such changes therein as a Collateral Agent or its counsel may agree), executed by the warehousemen listed on Schedule 4.

         2. Representation. Grantors represent and warrant that the indebtedness and obligations secured by the Uniform Commercial Code financing statements listed on Schedule 2 have been satisfied and paid in full and all credit facilities governing such indebtedness or obligations have been terminated.

         3. Confirmation of Security Agreement. Except as amended by this Amendment, all of the provisions of the Security Agreement remain in full force and effect from and after the date hereof, and the Borrower hereby ratifies and confirms this Security Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Security Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Security Agreement as amended by this Amendment.

         4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 ONEIDA LTD.

                                 By: /s/ GREGG R. DENNY
                                     ------------------
                                     Name:  Gregg R. Denny
                                     Title: Chief Financial Officer

                                 BUFFALO CHINA, INC.

                                 By: /s/ GREGG R. DENNY
                                     ------------------
                                     Name:  Gregg R. Denny
                                     Title: Vice President - Finance

                                 THC SYSTEMS, INC.

                                 By: /s/ GREGG R. DENNY
                                     ------------------
                                     Name:  Gregg R. Denny
                                     Title: Vice President - Finance

                                 ENCORE PROMOTIONS, INC.

                                 By: /s/ GREGG R. DENNY
                                     ------------------
                                     Name:  Gregg R. Denny
                                     Title: Vice President - Finance

                                 DELCO INTERNATIONAL, LTD.

                                 By: /s/ GREGG R. DENNY
                                     ------------------
                                     Name:  Gregg R. Denny
                                     Title: Vice President - Finance

                                 SAKURA, INC.

                                 By: /s/ GREGG R. DENNY
                                     ------------------
                                     Name:  Gregg R. Denny
                                     Title: Vice President - Finance

                                 THE CHASE MANHATTAN BANK, as Collateral Agent


                                 By: /s/ JOSEPH H. ODDO, JR.
                                     -----------------------
                                     Name:  Joseph H. Oddo, Jr.
                                     Title: Vice President

                                    EXHIBIT A

                        Form of Blocked Account Agreement

                            BLOCKED ACCOUNT AGREEMENT

         THIS BLOCKED ACCOUNT AGREEMENT (this "Agreement") is made and entered into as of April _____, 2001, by and among ________________________ (the
"Bank"), ONEIDA LTD., a New York corporation (the "Company"), and THE CHASE MANHATTAN BANK, as Collateral Agent for the Secured Parties referred to below (the "Collateral Agent").

R E C I T A L S

         A. The Company and certain of its subsidiaries have granted or intend to grant a security interest in certain of their assets to The Chase Manhattan Bank, as Collateral Agent for various senior lenders to the Company and its subsidiaries (the "Secured Parties") pursuant to a security agreement executed or to be executed by the Company in favor of the Collateral Agent (the "Security Agreement"). The collateral includes, among other things, all deposit accounts maintained by the Company in the United States.

         B. The Company has established Account No. ___________ with the Bank (the "Blocked Account").

         C. The parties hereto desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Blocked Account and all funds on deposit therein from time to time.

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         1. Effectiveness. This Agreement shall take effect immediately upon its execution by all parties hereto and shall supersede any blocked account or similar agreement in effect with respect to the Blocked Account.

         2. Acknowledgement of Security Interest. This Agreement shall constitute notice to the Bank that the Company has granted or intends to grant to the Collateral Agent, for its own benefit and for the ratable benefit of the Secured Parties, a present and continuing security interest in (a) the Blocked Account, (b) all contract rights, claims and privileges in respect of the Blocked Account, (c) all cash, checks, money orders and other items of value of the Company now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, the Bank or any Collateral Agent, bailee or custodian of the Bank (collectively, "Receipts"), and (d) all proceeds of any of the property described in clauses (a), (b) and (c) of this Section 2. The Bank hereby consents to the Collateral Agent's security interest in the collateral described in this Section 2.

         3. Administration and Control of Blocked Account.

              (a) The Blocked Account shall be maintained by the Bank in the name of "Oneida Ltd. for the benefit of The Chase Manhattan Bank, as Collateral Agent." The Bank agrees to credit for deposit to the Blocked Account all Receipts from time to time tendered by or on behalf of the Company for deposit therein, including (without limitation) all wire transfers and other payments directed to the Blocked Account.

              (b) Until the Bank receives an Activation Notice and an Activation Period has commenced as set forth in Section 3(d) below:

                   (i) The Blocked Account shall be under the sole dominion and control of the Company; and

                   (ii) The Bank shall transfer or disburse funds from the Blocked Account as directed from time to time by the Company in compliance with the Bank's usual requirements for such transfer or disbursement directions.

              (c) After the Bank has received an Activation Notice and at all times during the Activation Period ensuing therefrom as set forth in Section 3(d) below:

                   (i) Neither the Company nor any other person or entity acting for, through or under the Company shall have any control over the use of the Blocked Account or any right to withdraw any amount from the Blocked Account, and no transfer or disbursement direction given by the Company or any such person or entity (whether given prior to or after the commencement of such Activation Period) shall be effective or honored by the Bank; and

                   (ii) The Bank shall determine, on each business day, the balance of all collected and available funds on deposit in the Blocked Account and, if so directed by the Collateral Agent in the Activation Notice or otherwise by written notice received by the Bank, the Bank shall automatically initiate a federal funds wire transfer of all such funds to an account of the Collateral Agent designated in writing from time to time by the Collateral Agent. For this purpose, (A) funds are not available if, in the reasonable determination of the Bank, they are subject to a hold, dispute or legal process preventing their withdrawal, (B) the Bank shall be entitled to written notice of, and a reasonable period of time to act upon, any delivery instructions given by the Collateral Agent or any change therein, and (C) "business day" means each Monday through Friday, excluding bank holidays.

              (d) An "Activation Notice" is a notice in substantially the form of Attachment I hereto, executed by or on behalf of the Collateral Agent. An "Activation Period" is a period of time that commences when the Bank has received an Activation Notice and has had a reasonable time (not exceeding two business days) to act thereon and that terminates (if at all) when (i) the Bank has received written notice from the Collateral Agent stating that such Activation Notice is rescinded, terminated or withdrawn and (ii) the Bank has had a reasonable time to act on such notice.

              (e) As against the Company, the Collateral Agent shall be entitled to deliver an Activation Notice to Bank if and whenever:

                   (i) the Collateral Agent is notified by one or more Secured Parties that an " Event of Default" (as defined in the Security Agreement) has occurred and has not been waived in writing by the number of Secured Parties empowered to waive the same under the Security Agreement; or

                   (ii) the Collateral Agent is entitled to deliver an Activation Notice pursuant to applicable law or the Security Agreement or any other agreement to which the Company is a party.

         So long as it acts in good faith, the Collateral Agent shall have no liability whatsoever for delivery of an Activation Notice or any consequences thereof. The Collateral Agent shall not, under any circumstances, be obligated to deliver an Activation Notice.

              (f) The Bank shall not be obligated to require any certification or other evidence as to whether the Collateral Agent is entitled, as against the Company, to deliver any Activation Notice, and the Bank shall not otherwise be obligated to confirm or inquire as to whether any event or condition permitting the Collateral Agent to deliver an Activation Notice has occurred or is likely or may be expected to occur. The Bank shall be entitled to rely and act upon each Activation Notice received by it, whether or not such Activation Notice was rightfully delivered.

              (g) Notwithstanding the foregoing provisions of this Section 3:

                   (i) If the Blocked Account or any Receipts become the subject of any writ, levy, order or other similar judicial or regulatory order or process, the Bank shall be entitled to comply with such order or process, in accordance with the Bank's usual procedures for such compliance;

                   (ii) If a case under Title 11, United States Code, is voluntarily commenced by the Company or involuntarily commenced against it, or if any similar case under any applicable federal or state law providing for the relief of debtors or the protection of creditors is commenced by or against the Company, the Bank may comply with all applicable laws or any order of the Court in any such case relating to the Blocked Account or any Receipts, in accordance with the Bank's usual procedures for such compliance; and

                   (iii) The Bank shall not be liable to the Company or the Collateral Agent for any action taken or omitted to be taken by the Bank in good faith as contemplated in this Section 3(g).

         4. Charge-Back Rights of the Bank.

              (a) If any Receipts deposited in the Blocked Account are returned unpaid, the Bank may charge any and all such returned items against the Blocked Account. If the available funds in the Blocked Account are not sufficient to make the Bank whole for any such returned item, the Company shall reimburse the Bank therefor upon demand. Neither the Collateral Agent nor any Secured Party shall have any responsibility or liability for any such returned item.

              (b) The Bank may charge the Blocked Account for its usual and customary service charges, transfer fees and account maintenance fees (collectively, "Fees") relating to the Blocked Account. The Company in any event agrees to pay Fees upon demand. Neither the Collateral Agent nor any Secured Party shall have any responsibility or liability for the payment of any Fees.

         5. Bank's Waiver of Set-off. Except as set forth in Section 4, the Bank will not exercise or claim, and hereby waives, any right of set-off or banker's lien against the Blocked Account or any Receipts.

         6. Statements and Other Information. Upon receipt of the Collateral Agent's written request, the Bank shall provide the Collateral Agent with copies of the regular monthly bank statements provided by the Bank to the Company and such other information relating to the Blocked Account as the Collateral Agent may reasonably request.

         7. Limitation of Bank's Liability.

              (a) The Bank will not be liable to the Company or the Collateral Agent for any expense, claim, loss, damage or cost arising out of or relating to the Blocked Account or any Receipts or this Agreement other than those resulting from the Bank's acts or omissions constituting gross negligence or willful misconduct. In no event shall the Bank be liable for any special, indirect or consequential damages, including (without limitation) lost profits, or for any exemplary or punitive damages.

              (b) The Bank shall be excused in respect of any failure to act or delay in acting that (a) is caused by circumstances beyond the Bank's reasonable control, including (without limitation) legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, or equipment failure, or (b) results from the Bank's reasonable belief that the action would violate any law or any guideline, order, rule or regulation of any governmental authority. No such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Bank.

         8. Indemnification by the Company. The Company shall defend and indemnify the Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including, without limitation, reasonable allocated costs of staff counsel, other reasonable attorneys' fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning this Agreement, except those resulting directly from the gross negligence or willful misconduct of the Bank.

         9. Attorneys' Fees. The Company agrees to pay to the Bank, upon receipt of the Bank's invoice, all reasonable costs, expenses and attorneys' fees incurred by the Bank in connection with the enforcement of this Agreement and in the preparation or review of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

         10. Representations and Warranties of the Company.

              (a) The Company represents and warrants to the Bank that (i) this Agreement constitutes the duly authorized, legal, valid, binding and enforceable obligation of the Company; (ii) the performance of the obligations of the Company under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation or by-laws, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

              (b) The Company represents and warrants that it has not assigned or granted a security interest in the Blocked Account or any funds now or hereafter deposited in the Blocked Account, except to the Collateral Agent.

         11. Termination.

              (a) Except as provided in subparagraph (e) below, this Agreement may be terminated by the Company only with the written consent of the Collateral Agent, upon delivery to the Bank of written notice of termination executed by the Company and a counterpart of such consent executed by the Collateral Agent.

              (b) This Agreement may be terminated by the Collateral Agent at any time, with or without cause, upon its delivery of written notice thereof to each of the Company and the Bank.

              (c) This Agreement may be terminated by the Bank at any time on not less than 30 days' prior written notice delivered to each of the Company and the Collateral Agent. In addition, the Bank may terminate this Agreement, upon delivery of written notice to the Company and the Collateral Agent and without prior notice, if (i) the Company fails to perform any of its obligations under this Agreement; (ii) the Company violates any other agreement with the Bank or any agreement with any person or entity involving the borrowing of money or extension of credit; (iii) the Company liquidates, dissolves, merges with or into or consolidates with another entity or sells, leases or disposes of a substantial portion of its business or assets; (iv) the Company terminates its business, fails generally or admits in writing its inability to pay its debts as they become due; or (v) any bankruptcy, reorganization, arrangement, insolvency, dissolution or similar proceeding is instituted with respect to the Company or the Company makes any assignment for the benefit of creditors or enters into any composition with creditors or the Company takes any action in furtherance of any act or proceeding described in this clause (v).

              (d) If no Activation Period is in effect at the time of delivery of any such notice of termination by the Bank, the Company's rights under
Section 3(b) and the effectiveness of all transfer or disbursement directions given by Company or any person or entity acting for, through or under the Company shall be suspended for a period that shall commence when such notice of termination is delivered by the Bank and end on the earlier of (i) the time the Bank receives and has had a reasonable time to act on a notice from the Collateral Agent consenting to such termination or (ii) midnight following the seventh business day after written notice of such termination given by the Bank to the Collateral Agent, which period shall constitute an Activation Period for purposes of this Agreement.

              (e) The Company may close the Blocked Account at any time, provided the Company gives the Collateral Agent ten days' prior written notice and complies with its obligations to the Collateral Agent or any of the Secured Parties with respect to the establishment of any new deposit account to replace the Blocked Account. This Agreement will automatically terminate when the Blocked Account is closed.

         12. Irrevocable Authorizations and Powers. The authorizations and powers granted by the Company in this Agreement are coupled with an interest and are irrevocable.

         13. No Relationship. Nothing contained in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between or among any of the Company, the Collateral Agent or the Bank.

         14. Notices. All notices, requests or other communications given to the Company, the Collateral Agent or the Bank shall be given in writing (including by facsimile) at the address specified below:

Collateral Agent:                  The Chase Manhattan Bank
                                   500 Plum Street
                                   Bridgewater Place
                                   Syracuse, New York  13204
                  Attention:       Joseph H. Oddo, Jr., Vice President
                  Telephone:       (315) 448-1427
                  Telecopier:      (315) 424-1898


Bank:

                  Attention:
                  Telephone:
                  Telecopier:


Company:                           Oneida Ltd.
                                   163-181 Kenwood Ave.
                                   Oneida, New York  13421
                  Attention:       General Counsel
                  Telephone:       (315) 361-3000
                  Telecopier:      (315) 361-3700

         Any party may change its address for notices hereunder by notice to each other party hereunder given in accordance with this Section 14. Each notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in or pursuant to this Section 14 and confirmation of receipt is delivered electronically or otherwise, (b) if given by overnight courier, 24 hours after such communication is deposited with the overnight courier for delivery, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section 14.

         15. Miscellaneous.

              (a) This Agreement may be amended only by a written instrument signed by the Collateral Agent, the Bank, and the Company.

              (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but the Company shall not be entitled to assign or delegate any of its rights or duties hereunder (and any such assignment or delegation shall be void).

              (c) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              (d) This Agreement shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, each of the parties has executed and delivered this Blocked Account Agreement as of the day and year first above set forth.

                                     [BANK]


                                     By:
                                         ------------------------------
                                     Title:

                                     ONEIDA LTD.


                                     By:
                                         ------------------------------
                                     Title:

                                     THE CHASE MANHATTAN BANK,
                                        as Collateral Agent

                                     By:
                                         ------------------------------
                                              Joseph H. Oddo, Jr.
                                              Vice President

                                  ATTACHMENT I

[Letterhead of Collateral Agent]



To:      [Bank]



                  Re:      Oneida Ltd.
                           Blocked Account No. [__________]


Ladies and Gentlemen:

         Reference is made to the Blocked Account Agreement dated as of April ____, 2001 (the "Agreement") between Oneida Ltd. (the "Company"), you and us as Collateral Agent for certain Secured Parties, regarding the above-described account (the "Blocked Account").

         This is an Activation Notice for the purposes of Section 3 of the Agreement. We hereby give you notice of our exercise of control of the Blocked Account and direct you to hold for our account all amounts now on deposit therein and all amounts now held or hereafter received by you for deposit therein.

         [Optional Provision: We further hereby instruct you to transfer all such amounts, when collected and available as set forth in Section 3(c) of the Agreement, to us by wire transfer to the following account:

---------------------------------------.]


                                          Very truly yours,


                                          The Chase Manhattan Bank,
                                                   as Collateral Agent


                                          By:
                                             ---------------------------------

                                          Name:
                                               -------------------------------

                                          Title:
                                                ------------------------------

                                    EXHIBIT B

                             Form of Landlord Waiver

                           LANDLORD WAIVER AND CONSENT

To:      The Chase Manhattan Bank,
            as Collateral Agent
         500 Plum Street
         Bridgewater Place
         Syracuse, NY  13204

         [___________][a ________corporation] ("Company"), is the lessee under that certain __________________ dated __________ (the "Lease") between Company and the undersigned (the "Lessor") covering a ________________ parcel located in _____________ (the "Premises") more fully described in the Lease which is attached hereto as Exhibit A ("Lease"). The Lessor is the sole owner of the Premises. The Company has certain of its assets located on the Premises.

         The Company has granted or intends to grant a security interest in certain of its assets to The Chase Manhattan Bank, as collateral agent (the "Collateral Agent") for various senior lenders to the Company or its affiliates (the "Secured Parties"). The collateral covered by the security interest includes, but is not limited to, (a) the Company's rights under contracts and leases (including the Lease), and (b) all tangible property of the Company located at the Premises (the "Collateral").

         To induce the Secured Parties to continue the financing arrangements in favor of the Company or its affiliates, and for other good and valuable consideration, the Lessor hereby agrees that:

         1. It consents to the security interest in the Lease and agrees that the Collateral Agent may foreclose on its security interest in the Lease and take possession, or arrange for a third party (subject to the Lessor's prior consent, such consent not to be unreasonably delayed or conditioned, to take possession,) of the Premises and, so long as the Collateral Agent or such third party is in possession of the Premises, the Collateral Agent or such third party shall succeed to all rights and remedies of the Company under the Lease; provided that the Collateral Agent or such third party shall also assume all the Company's rental obligations under the Lease that arise on and after the date the Collateral Agent or such third party takes possession of the Premises. Notwithstanding any provision of the Lease to the contrary, such foreclosure and possession by the Collateral Agent or such third party shall not constitute a breach of the Lease. Neither the Collateral Agent nor such third party shall be liable for any act, omission, default or obligation that arose or occurred under the Lease prior to the date on which the Collateral Agent or such third party succeeds to the rights of Company under the Lease, as applicable; provided, however, that Lessor shall remain entitled to exercise all of its rights and remedies against the Company with respect to any such act, omission, default or obligation.

         2. It will not assert against any of the Company's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives.

         3. None of the Collateral located on the Premises shall be deemed to be fixtures.

         4. It will notify the Collateral Agent if the Company defaults on its lease obligations to the Lessor and allow the Collateral Agent fifteen (15) days from its receipt of notice in which to cure or cause the Company to cure any such defaults.

         5. If the Collateral Agent undertakes to enforce its security interest in the Collateral, the Lessor will permit the Collateral Agent to assemble all of the Collateral located on the Premises, for a period of up to six months after the Collateral Agent declares a default, provided the Collateral Agent pays the rental payments due under the Lease for the period of time the Collateral Agent uses the Premises, or, at the Collateral Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed forty-five (45) days after the Collateral Agent declares a default, provided the Collateral Agent pays the rental payments due under the Lease for the period of time the Collateral Agent uses the Premises, and will not hinder the Collateral Agent's actions in enforcing its liens on the Collateral.

         6. The security interest is intended only as security for the obligations the Company owes to the Collateral Agent and the Secured Parties and, therefore, the grant of the security interest shall not, except as expressly provided herein, subject the Collateral Agent to, or transfer or pass to the Collateral Agent, or in any way affect or modify, the liability of the Company under the Lease, it being understood and agreed that all of the obligations of the Company under the Lease shall be and remain enforceable by the Lessor, its successors and assigns, against, the Company but shall not be enforceable against the Collateral Agent unless the Collateral Agent assumes the Company's obligations pursuant to Paragraph 1 above.

         7. The Collateral Agent may assign any of its rights hereunder to any successor Collateral Agent for the Secured Parties. The Collateral Agent shall give prompt written notice to Lessor of any such assignment.

         Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

         The agreements contained herein shall continue in force until all of the Company's obligations and liabilities to the Secured Parties and the Collateral Agent are paid and satisfied in full and all financing arrangements between the Company (or its affiliates) and the Secured Parties have been terminated.

         The Lessor will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Lessor, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Lessor.

         Executed and delivered this _______ day of April, 2001.


                                           [LESSOR]


                                           -----------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT C

                       Form of Notice and Acknowledgement

              NOTIFICATION AND ACKNOWLEDGEMENT OF SECURITY INTEREST

[Name of Bailee]
[Address]


Dear Sir or Madam:

         This is to advise you that Oneida Ltd. (the "Borrower") and certain of its subsidiaries, Buffalo China, Inc., THC Systems, Inc., Encore Promotions, Inc., Delco International Ltd., and Sakura, Inc. (collectively, with the Borrower, the "Grantors"), have granted or intend to grant a security interest in certain of their assets to The Chase Manhattan Bank, as collateral agent (the "Collateral Agent") for various senior lenders to Borrower and its subsidiaries (the "Secured Parties").

         The collateral covered by the security interest includes, but is not limited to, all inventory and other goods now or hereafter located on or in any warehouse, building or other real estate owned or leased by you or in your control, whether delivered to you for distribution, storage or otherwise (the "Collateral"). This notification constitutes written notice to you of the Collateral Agent's security interest in the Collateral pursuant to Section 9-304 of the Uniform Commercial Code (as may be amended from time to time).

         By your signature below, you acknowledge receipt of this notice of the Collateral Agent's security interest and agree to follow all instructions that the Collateral Agent may from time to time hereafter give to you with respect to all goods of the Grantors which are at any time located on or in any warehouse, building or real estate owned, leased or otherwise under your control.

         For the present, the Collateral Agent consents to you continuing to release goods pursuant to the instructions given you by the Grantors, or any authorized agent of the Grantors, but this consent may be terminated or changed by notice to you from the Collateral Agent following a default in the obligations secured by the Collateral. Upon being so notified by the Collateral Agent, you are to abide solely by the Collateral Agent's instructions with respect to the release of any of the Grantors' goods and you are not to release any of the goods to the Grantors or to anyone else except according to written instructions which may be given to you from time to time by the Collateral Agent.

         You agree and acknowledge that you do not have, and in no event will you assert, as against the Collateral Agent, any lien, right of distraint or levy, right of offset, claim, deduction, counterclaim, security or other interest in any goods of the Grantors now or hereafter located on any of your premises, including any of the foregoing which might otherwise arise or exist in your favor pursuant to any agreement, common law, statute (including the Federal Bankruptcy Code) or otherwise. You certify that you do not know of any security interest or other claim with respect to such goods, other than the security interest in favor of the Collateral Agent. You agree and acknowledge that no negotiable warehouse receipts, documents of title or similar instruments have been or will be issued by you with respect to any of the goods of the Grantors.

         You further agree to allow the Collateral Agent and its agents upon at least one business day's notice to enter upon your premises during business hours for the purpose of examining, removing, taking possession of or otherwise dealing with any goods of the Grantors at any time in your possession or making copies of any books and records related thereto.

         You understand that the Collateral Agent is relying upon this acknowledgement. This acknowledgment shall be binding upon your successors and assigns and shall inure to the benefit of Collateral Agent, the Secured Parties and their respective successors and assigns.

         The consent of the Grantors hereto shall also constitute an acknowledgement by the Grantors that the Collateral Agent may assert any of the rights set forth or referred to herein, without objection by the Grantors. By there signatures below, the Grantors agree to reimburse you for all reasonable costs and expenses incurred by you as a direct result of compliance with the instructions of the Collateral Agent as to the disposition of any goods.

         Please acknowledge your agreement to the foregoing by signing in the appropriate space provided below.

                                       Very truly yours,

                                       THE CHASE MANHATTAN BANK,
                                          Collateral Agent
                                       500 Plum Street
                                       Bridgewater Place
                                       Syracuse, New York  13204
                                       Contact: Joseph H. Oddo, Jr.
                                                         Vice President
                                                         (315) 448-1427

ACKNOWLEDGED AND AGREED TO:

[NAME OF BAILEE]


By:
    ------------------------------------
         Title:

CONSENTED AND AGREED TO:

ONEIDA LTD.


By:
    ------------------------------------
         Title:


BUFFALO CHINA, INC.


By:
    ------------------------------------
         Title:


THC SYSTEMS, INC.


By:
    ------------------------------------
         Title:


ENCORE PROMOTIONS, INC.


By:
    ------------------------------------
         Title:


DELCO INTERNATIONAL LTD.


By:
    ------------------------------------
         Title:


SAKURA, INC.


By:
    ------------------------------------
         Title:

                                   SCHEDULE 1

                    Jurisdictions for Local Counsel Opinions
                    ----------------------------------------

                                    New York
                                    California
                                    North Carolina
                                    Minnesota
                                    Tennessee
                                    Florida
                                    United Kingdom

                                   SCHEDULE 2

                            Required UCC Terminations

Secured Party                                              Original File Number
-------------                                              --------------------
Delco International, Ltd. - Texas
Chase Manhattan Bank                                           9900166357
European American Bank (4)                                     9200103910
                                                               9700059884
                                                               9800136326
                                                               9900166358

Delco International, Ltd. - California
European American Bank (4)                                     1992115489
                                                               199709260166
                                                               199818960352
                                                               199923660434

The Chase Manhattan Bank                                       199923660432

Delco International, Ltd. - Georgia (Fulton County)
European American Bank (2)                                     060199705739
                                                               060199814508

Delco International, Ltd. - New York
European American Bank (3)                                     108607
                                                               055158
                                                               146446

The Chase Manhattan Bank                                       166311

Oneida Ltd. - New York
Bank of America                                                239189

Chase Equipment Leasing, Inc.                                  162265

NYS Urban Development Corporation                              176312

Seneca-Delco Corporation -California
European American Bank                                         1992115489
The Chase Manhattan Bank (as successor to Manufactures         1981227323
Hanover Trust Company)

Seneca-Delco Corporation - Texas
The Chase Manhattan Bank (as successor of Manufacturers        900103942
Hanover Trust Company)
European American Bank (2)                                     9200103910
                                                               9700059884

Seneca-Delco Corporation - Texas (Dallas County
European American Bank                                         97002-2192

Secured Party                                                  Original File Number
-------------                                                  --------------------
Seneca -Delco Corporation - Georgia (Fulton County)
European American Bank (2)                                     776657 06019970573
The Chase Manhattan Bank (as successor to Manufacturers        569402
Hanover Trust Company and Chemical Bank)

Seneca-Delco Corporation - New York
The Chase Manhattan Bank (as successor to Manufacturers        124929, 187969,
Hanover Trust Company and Chemical Bank) (3)                   187970

Seneca-Delco Corporation - New York (Queens
County)

The Chase Manhattan Bank (3)(as successor to Manufacturers     78P 14018, 81P
Hanover Trust Company and as Chemical Bank)                    14085, 81P 14086